Exhibit 4.1

EXECUTION VERSION

CERTAIN CONFIDENTIAL INFORMATION (MARKED BY BRACKETS AS “[***]”) HAS BEEN
EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE
OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY ACQUIRING THESE SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ENCUMBERED, ABSENT AN EFFECTIVE REGISTRATION STATEMENT FILED BY THE CORPORATION UNDER THE SECURITIES ACT, ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S (“REGULATION S”) UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) IN ACCORDANCE WITH (1) RULE 144A UNDER THE SECURITIES ACT, IF AVAILABLE, OR (2) RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C)(2) OR (D) ABOVE, OR IN ANY OTHER CASE AS REQUIRED BY THE TRANSFER AGENT, A LEGAL OPINION SATISFACTORY TO THE CORPORATION MUST FIRST BE PROVIDED TO THE CORPORATION AND THE TRANSFER AGENT, IF ANY, OF THE CORPORATION STATING THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR SUCH OTHER APPLICABLE LAWS.

THIS WARRANT IS NON-TRANSFERABLE EXCEPT AS SET FORTH IN SECTION 9(G) BELOW.

UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS WARRANT MUST NOT TRADE THE WARRANTS REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES ISSUABLE UPON EXERCISE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER APRIL 8, 2026.

WARRANT

This Warrant (this “Warrant”), dated as of April 8, 2026, is entered into by and between Vireo Growth Inc., a British Columbia corporation (“Vireo”), and Good Dog Holdings LLC, a Delaware limited liability company (“Seller Designee”).

Recitals

WHEREAS, Vireo, Prolific Supply LLC, a Delaware limited liability company (“Buyer”), The Scotts Miracle-Gro Company, an Ohio corporation (“Scotts”), and SMG Growing Media LLC, an Ohio limited liability company and a wholly owned subsidiary of Scotts (“SMG” or “Seller”), have entered into that certain Securities Purchase Agreement, dated as of April 8, 2026 (the “Purchase Agreement”), pursuant to which Buyer agreed to purchase from Seller, and Seller agreed to sell to Buyer, the Conveyed Hawthorne Equity, upon the terms and subject to the conditions set forth therein. Defined terms not otherwise defined herein shall have the meaning as set forth in the Purchase Agreement.

WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, the parties have agreed to enter into this Warrant.

NOW, THEREFORE, in consideration of the premises set forth above, the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Warrant. Subject to the terms and conditions set forth herein and in the Purchase Agreement, Seller Designee is hereby entitled to purchase from Vireo 80,000,000 Vireo Shares (the “Warrant Shares”), at a price equal to $0.85 per Warrant Share (the “Warrant Purchase Price”), subject to adjustment from time to time in accordance with Section 8 hereof. The term “Vireo Shares” means the subordinate voting shares in the authorized share structure of Vireo, or any subsequent securities which Vireo Shares are converted into or exchanged for in connection with any reorganization, recapitalization, reclassification, consolidation, merger or other transaction involving Vireo. The parties intend for this Warrant to be non-compensatory and not to be considered issued in connection with the performance of services. Nothing in this Warrant shall obligate the Seller Designee to purchase and/or pay for any of the Warrant Shares, except for those Warrant Shares in respect of which the Seller Designee shall have exercise the Warrant.

2.            Term of Warrant; Exercisability. This Warrant shall expire five (5) years from the date hereof (the “Warrant Term”). Seller Designee may exercise this Warrant, in whole or in part, at any time, from time to time, during the Warrant Term by giving written notice to Vireo in substantially the form attached hereto as Exhibit A (the “Exercise Notice”), delivered in accordance with Section 9(b) of this Warrant. If the Warrant is exercised in part, Vireo shall deliver, with the Warrant Shares issued pursuant to such exercise, a new certificate to the Seller Designee representing the balance of the Warrant remaining unexercised.

3.            Closing of Issuance.

(a)            The issuance of the Warrant Shares contemplated by this Warrant (a “Warrant Share Closing”) shall occur on the tenth (10th) Business Day after Seller Designee delivers an executed Exercise Notice to Vireo (including by PDF or other electronic transmission, including via DocuSign or similar electronic signature platform), or on such other date as may be mutually agreed by Seller Designee and Vireo, in each case subject to compliance with the requirements of the Canadian Securities Exchange (the “CSE”) and applicable law (a “Warrant Share Closing Date”).

(b)            At a Warrant Share Closing:

(i)            Vireo will deliver, or cause to be delivered, to Seller Designee, subject to applicable Securities Laws and any restrictions set forth in this Warrant, the Warrant Shares to be acquired by Seller Designee at the Warrant Share Closing pursuant to and in accordance with the terms and conditions of this Warrant (including Section 3(b)(ii) below), which will be evidenced by Direct Registration System (DRS) statement only, without the issuance of certificates representing such Warrant Shares; and

(ii)            Seller Designee will, at a Warrant Share Closing, deliver to Vireo the applicable Warrant Purchase Price in respect of the number of Warrants that have been exercised in respect of the Warrant Share Closing which, to the extent permitted by applicable Law, may be paid at the Seller Designee’s sole discretion (A) by wire transfer of immediately available funds to the account or accounts designated by Vireo, (B) with respect to up to 40,000,000 Warrant Shares in the aggregate across all exercises made pursuant to this Warrant, the Seller Designee may elect to receive a number of Warrant Shares equal to the number of Warrant Shares for which subscription is being made as specified in the Exercise Notice, minus that number of Vireo Shares having an aggregate Vireo Market Price equal to such aggregate Warrant Purchase Price as of the date of the Exercise Notice, or (C) by any combination of the foregoing methods. Prior to the exercise of this Warrant, and as a condition to Vireo’s obligation to deliver Warrant Shares at the Warrant Share Closing, or in connection with any disposition of Warrant Shares acquired pursuant to such exercise, the Seller Designee shall make arrangements satisfactory to Vireo for the payment of any applicable federal or other taxes, including any withholding taxes, payable as a result thereof, which shall be borne by the Seller Designee and not Vireo. At or prior to the Warrant Share Closing, Seller Designee (or, if Seller Designee is disregarded for US federal income tax purposes, Seller Designee’s regarded owner) will deliver to Vireo a validly executed IRS Form W-9.

4.            Vireo Representations and Warranties. Vireo hereby represents and warrants to Seller Designee that, as of the date of this Warrant and as of the Warrant Share Closing Date (as though made on and as of the Warrant Share Closing Date):

(a)            Organization and Authority. Vireo is a corporation duly organized, validly existing and in good standing under the Laws of the jurisdiction of its incorporation. Vireo has full corporate power and authority to enter into and perform its obligations under this Warrant and to consummate the transactions contemplated hereby. The execution, delivery and performance by Vireo of this Warrant have been duly authorized by all requisite corporate action on the part of Vireo. This Warrant has been duly executed and delivered by Vireo, and (assuming due authorization, execution and delivery by Seller Designee) this Warrant constitutes a legal, valid and binding obligation of Vireo enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable Laws and by general principles of equity.

(b)            No Conflicts; Consents. The execution, delivery and performance by Vireo of this Warrant do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the articles of incorporation and by-laws or other organizational documents of Vireo; (b) subject to the Exchange Approval, and assuming Seller Designee qualifies for a valid exemption under applicable Securities Laws with respect to receipt of any Warrant Shares, conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Vireo (except for Federal Cannabis Laws); or (c) contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument of which Vireo is a party or by which Vireo is bound. Other than the Exchange Approval, no material consent or approval of any Governmental Authority is required by or with respect to Vireo in connection with the execution, delivery and performance of this Warrant, except for such filings and approvals as may be required under Securities Laws.

(c)            No Other Representations and Warranties. The representations and warranties made by Vireo contained in this Section 4 constitute the sole and exclusive representations and warranties of Vireo in connection with the transactions contemplated hereby, and Seller Designee understands, acknowledges and agrees that all other representations and warranties of any kind or nature expressed or implied (including (i) any relating to the future or historical financial condition, results of operations, assets or liabilities of Vireo or its respective business or operations, or (ii) as to the accuracy or completeness of any information regarding Vireo furnished or made available to Seller Designee or its representatives) are specifically disclaimed by Vireo.

5.            Seller Designee’s Representations and Warranties. Seller Designee hereby represents and warrants to Vireo that, as of the date of this Warrant and as of the Warrant Share Closing Date (as though made on and as of the Warrant Share Closing Date):

(a)            Organization and Authority. Seller Designee is a limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware and has full limited liability company power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as currently conducted. Seller Designee has full limited liability company power and authority to enter into and perform its obligations under this Warrant. The execution, delivery and performance by Seller Designee of this Warrant have been duly authorized by all requisite limited liability company on the part of Seller Designee. This Warrant has been duly executed and delivered by Seller Designee, and (assuming due authorization, execution and delivery by Vireo) this Warrant constitutes a legal, valid and binding obligation of Seller Designee enforceable against Seller Designee in accordance with its terms, except as such enforceability may be limited by applicable Laws and by general principles of equity.

(b)            No Conflicts; Consents. The execution, delivery and performance by Seller Designee of this Warrant do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the certificate of formation, operating agreement, or other organizational documents of Seller Designee or (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Seller Designee. No consent or approval of any Governmental Authority is required by or with respect to Seller Designee in connection with the execution, delivery and performance by Seller Designee of this Warrant.

(c)            Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission for which Vireo or any of its Affiliates may be liable in connection with the transactions contemplated by this Warrant.

6.            Agreements of Vireo. Vireo hereby covenants and agrees as follows:

(a)            all Warrant Shares shall be issued as fully paid, non-assessable, and free of any pre-emptive rights;

(b)            at all times prior to the expiry of the Warrant Term, while any portion of the Warrant remains exercisable, it shall reserve, and there shall be conditionally allotted but unissued out of its authorized capital, that number of Vireo Shares sufficient to enable Vireo to meet its obligations hereunder,

(c)            it shall use reasonable best efforts to ensure that the Warrant Shares, once issued pursuant to the terms of this Warrant, will be listed and posted for trading on the Exchange,

(d)            at all times prior to the expiry of the Warrant Term it shall use its reasonable best efforts to remain a reporting issuer within the meaning of applicable Canadian securities laws in each of the jurisdictions in which Vireo is currently a reporting issuer, and

(e)            it shall use reasonable best efforts to maintain the listing of the Vireo Shares on the CSE (or another stock exchange in Canada or the United States) and ensure that the Vireo Shares are not halted or suspended.

7.            Reserved.

8.	Agreements of Seller Designee.

(a)            Notice of Developments. Prior to the earlier of the termination of this Warrant or the Warrant Share Closing Date, Seller Designee will promptly notify Vireo in writing if Seller Designee should discover that any representation or warranty made by Seller Designee in this Warrant was when made, or has subsequently become, untrue in any material respect. No disclosure pursuant to this Section 8(a) will be deemed to cure any inaccuracy, misrepresentation, breach of warranty or breach of this Warrant.

(b)            Registration. The Seller Designee confirms, acknowledges and agrees that (i) it has been advised that Vireo is relying on an exemption from the requirements to provide the Seller Designee with a prospectus and to sell securities through a person registered to sell securities under applicable Securities Laws and, as a consequence of acquiring the Warrant Shares on behalf of Seller pursuant to this exemption, certain protections, rights and remedies provided by Securities Laws, including statutory rights of rescission or damages, will not be available to the Seller Designee or Seller, (ii) there is no government or other insurance covering the Warrant Shares, (iii) there are risks associated with the acquisition of the Buyer Shares on behalf of Seller and Seller Designee is aware (and has made Seller aware) of the risks and other characteristics of the Warrant Shares, and (iv) there may be restrictions on Seller Designee’s ability to resell or otherwise transfer the Warrant Shares and it is the responsibility of Seller Designee to find out what those restrictions are and to comply with them before selling or otherwise transferring them. Seller Designee acknowledges and agrees that the Warrant Shares to be issued pursuant to this Warrant (y) will not, subject to any applicable provisions of the Investor Rights Agreement, be registered under the Securities Act in reliance upon the exemption from the registration requirements of Section 5 of the Securities Act as set forth in Rule 506(b) of Regulation D thereunder and Section 4(a)(2) thereof, and (z) will be distributed pursuant to the prospectus exemption set out in Section 2.12 of National Instrument 45-106 – Prospectus Exemptions. The Seller Designee hereby consents to Vireo making a notation on its records or giving instructions to its registrar and transfer agent in order to implement the restrictions on transfer of the Warrant Shares set forth and described in this Warrant.

(c)            Legends. Seller Designee acknowledges and agrees that the Warrant Shares to be issued pursuant to this Warrant shall be characterized as “restricted securities” for purposes of Rule 144 under the Securities Act, and such shares shall, until such time as the shares are not so restricted under the Securities Act, bear a legend identical or similar in effect to the following legend (together with any legend required by applicable Securities Laws to the extent such Laws are applicable to the Warrant Shares issued pursuant to this Warrant):

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY ACQUIRING THESE SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ENCUMBERED, ABSENT AN EFFECTIVE REGISTRATION STATEMENT FILED BY THE CORPORATION UNDER THE SECURITIES ACT, ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S (“REGULATION S”) UNDER THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE LOCAL LAWS AND REGULATIONS, (C) IN ACCORDANCE WITH (1) RULE 144A UNDER THE SECURITIES ACT, IF AVAILABLE, OR (2) RULE 144 UNDER THE SECURITIES ACT, IF AVAILABLE, AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS, OR (D) IN ANOTHER TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, PROVIDED THAT IN THE CASE OF TRANSFERS PURSUANT TO (C)(2) OR (D) ABOVE, OR IN ANY OTHER CASE AS REQUIRED BY THE TRANSFER AGENT, A LEGAL OPINION SATISFACTORY TO THE CORPORATION MUST FIRST BE PROVIDED TO THE CORPORATION AND THE TRANSFER AGENT, IF ANY, OF THE CORPORATION STATING THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR SUCH OTHER APPLICABLE LAWS.”

The Seller Designee is not an “NV Issuer” for the purposes of Policy 6 under the written policies of the Exchange and, in the event this Warrant is exercised prior to the date which is four months and a day from the date of issuance, the Warrant Shares shall bear the following legend; provided that, in the case of Warrant Shares issued upon an exercise following the expiry of the applicable restricted period determined by reference to the date of issuance of this Warrant, no such legend shall be required:

"THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [INSERT THE DATE THAT IS 4 MONTHS AFTER THE DISTRIBUTION DATE OF THE WARRANT]."

First trades in the Warrant Shares are subject to a restricted period on resale set out in National Instrument 45-102 – Resale of Securities and the Warrant Shares shall also, until such time as such shares are not so restricted, bear a legend identical or similar in effect to the following legend with respect to such restrictions on transfer, provided that such legend shall not be required on Warrant Shares issued at any time subsequent to the date which is four months plus on day after the date of this Warrant; provided that, in the case of Warrant Shares issued upon an exercise following the expiry of the applicable restricted period determined by reference to the date of issuance of this Warrant, no such legend shall be required:

“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE [INSERT THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE DISTRIBUTION DATE OF THE WARRANT].”

(d)            Securities Laws.

(i)            Notwithstanding anything to the contrary in this Warrant, the Seller Designee acknowledges and agrees that the issuance and delivery of Warrant Shares pursuant to this Warrant may require the approval of and/or shall be issued and delivered in accordance with the rules, policies and directives of the Exchange and any other applicable regulatory body, and must be made in compliance with Securities Laws and any other applicable Laws.

(ii)            Seller Designee consents: (A) to the disclosure of certain information regarding them and the transactions contemplated by this Warrant to the Exchange, the Canadian Securities Regulators and the SEC, including as required to be included in applicable Exchange issuance forms and as required by applicable Securities Laws, including as may be required by the Securities Laws in any filing with the SEC, the Exchange, the Canadian Securities Regulators or other applicable securities regulators; and (B) to the collection, use and disclosure of their information by the Exchange, the SEC, the Canadian Securities Regulators or other applicable securities regulators or as otherwise identified by the Exchange, the SEC, the Canadian Securities Regulators or other applicable securities regulators, from time to time.

(iii)            Seller Designee shall, as a condition of receiving the Warrant Shares on the Warrant Share Closing Date, be required to make the necessary representations and warranties contained in that certain Designee Certificate, dated as of the date hereof (the “Designee Certificate”) to ensure compliance with applicable Canadian Securities Laws and U.S. federal and state Securities Laws, and will deliver any other supporting information as reasonably requested by Vireo in order to confirm Seller Designee’s status and the availability of an exemption or exclusion from the registration requirements of the Securities Act and applicable Securities Laws for the issuance of such Warrant Shares to Seller Designee. Further, if required by applicable Securities Laws, regulatory policy or Governmental Order or by any securities commission, stock exchange or other Governmental Authority, Seller Designee shall execute, deliver and file and otherwise assist Vireo in filing reports, questionnaires, undertakings and other documents with respect to the issuance of the Warrant Shares.

9.            Adjustment of Shares.

(a)	If the number of outstanding Vireo Shares is changed by a stock dividend or other distribution, recapitalization, stock split, reverse stock split, subdivision, combination, consolidation, reclassification or similar change (any such event being referred to as a “Vireo Share Reorganization”), the Warrant Purchase Price shall be adjusted, effective immediately after the effective date of a Vireo Share Reorganization (or the record date at which holders of Vireo Shares are determined for purposes of the Vireo Share Reorganization, if applicable), by multiplying the Warrant Purchase Price in effect immediately prior to such effective date or record date, as the case may be, by a fraction of which:

(i)	the numerator shall be the total number of Vireo Shares outstanding on such date before giving effect to such Vireo Share Reorganization; and

(ii)	the denominator shall be the number of Vireo Shares outstanding immediately after giving effect to such Vireo Share Reorganization.

(b)	If Vireo fixes a record date for the issuance of rights, options or warrants to all or substantially all the holders of Vireo Shares pursuant to which those holders are entitled to subscribe for, purchase or otherwise acquire Vireo Shares or securities convertible into Vireo Shares (any of such issuance being referred to as a “Rights Offering” and the Vireo Shares that may be acquired under the Rights Offering, or upon exchange or conversion of securities convertible into Vireo Shares acquired under the Rights Offering, being referred to as the “Rights Offering Shares”), the Warrant Purchase Price shall be adjusted, effective immediately after such record date, by multiplying the Warrant Purchase Price in effect on such record date by a fraction:

(i)	the numerator of which shall be the sum of:

1.	the total number of Vireo Shares outstanding as of the record date for the Rights Offering; and

2.	a number equal to the quotient obtained by dividing the aggregate price of the Rights Offering Shares (consisting of the product of either (1) the number of Rights Offering Shares and the subscription or purchase price for each Rights Offering Share or (2) the maximum number of Rights Offering Shares for or into which securities convertible into Vireo Shares may be exchanged or converted and the conversion price for each Rights Offering Share) by the Vireo Market Price; and

(ii)	the denominator of which shall be the number of Vireo Shares which would be outstanding after giving effect to the Rights Offering (assuming the exercise of all of the rights, options or warrants under the Rights Offering and assuming the exchange or conversion into Vireo Shares of all securities convertible into Vireo Shares issued upon exercise of such rights, options or warrants, if any).

(c)            If Vireo fixes a record date for the issue or distribution to the holders of all or substantially all of the outstanding Vireo Shares of (i) shares of Vireo of any class other than Vireo Shares, (ii) rights, options or warrants to acquire Vireo Shares or securities exchangeable for or convertible into Vireo Shares, (iii) evidences of indebtedness of Vireo; or (iv) any property or assets of Vireo, including cash, and if such issue or distribution does not constitute a Vireo Share Reorganization or a Rights Offering (any of such non-excluded events being herein called a “Special Distribution”), the Warrant Purchase Price shall be adjusted effective immediately after the record date for the Special Distribution to the amount determined by multiplying the Warrant Purchase Price in effect on the record date for the Special Distribution by a fraction:

(i)	the numerator of which shall be the difference between:

1.	the Vireo Market Price, and

2.	the fair value per Vireo Share, as determined by the directors of Vireo (whose determination shall be subject to the prior approval of the Exchange, as applicable), to the holders of Vireo Shares of the shares, rights, options, warrants, evidences of indebtedness or property or assets to be issued or distributed in the Special Distribution, and

(ii)	the denominator of which shall be the Vireo Market Price.

(d)	If any adjustment shall occur as a result of Vireo Share Reorganization, Rights Offering or Special Distribution, then the number of Vireo Shares issuable upon exercise of a Warrant shall be simultaneously adjusted by multiplying the number of Vireo Shares issuable upon exercise of a Warrant in effect immediately prior to such adjustment by a fraction which shall be the reciprocal of the fraction employed in the adjustment of the Warrant Purchase Price, in each case, subject to readjustment upon the operation of, and in accordance with, the provisions of Section 9(a), Section 9(b) and Section 9(c).

(e)	If, at any time while this Warrant is outstanding, (i) Vireo, directly or indirectly, in one or more related transactions effects any merger or consolidation of Vireo with or into another Person, (ii) Vireo (or any subsidiary), directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by Vireo or another Person) is completed pursuant to which holders of more than 50% of the outstanding Vireo Shares sell, tender or exchange their shares for other securities, cash or property, (iv) Vireo, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Vireo Shares or any compulsory share exchange pursuant to which the Vireo Shares are effectively converted into or exchanged for other securities, cash or property, or (v) Vireo, directly or indirectly, in one or more related transactions consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires more than 50% of the outstanding Vireo Shares (not including any Vireo Shares held by the other Person or other Persons making or party to, or associated or affiliated with the other Persons making or party to, such stock or share purchase agreement or other business combination) (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, Seller Designee shall receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, the number of Vireo Shares of the successor or acquiring corporation or of Vireo, if it is the surviving corporation, and/or any additional or other consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of one outstanding Vireo Share. If holders of Vireo Shares are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Seller Designee shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Vireo shall cause any successor entity in a Fundamental Transaction in which Vireo is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of Vireo under this Warrant in accordance with the provisions of this Section 9(e) pursuant to written agreements. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant referring to the “Company” or “Vireo” shall refer instead to the Successor Entity), and may exercise every right and power of Vireo and shall assume all of the obligations of Vireo under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as Vireo herein.

(f)	At least ten days prior to the earlier of the record date or effective date of any event which requires or might require an adjustment in any of the rights of the Seller Designee under this Warrant, Vireo shall deliver to the Seller Designee a certificate specifying the particulars of such event and, if determinable, the required adjustment and the calculation of such adjustment. If the notice has been provided and the adjustment is not then determinable, Vireo shall promptly, after the adjustment is determinable, deliver to the Seller Designee a certificate providing the computation of the adjustment.

(g)	In the event of any dispute relating to the adjustments provided for in this Section 9, such dispute shall be conclusively determined by a nationally recognized accounting firm chosen by Vireo and acceptable to the Seller Designee, acting reasonably and such determination shall be binding upon Vireo and the Seller Designee, absent manifest error.

(h)	For the purposes of this Warrant, “Vireo Market Price” means, at any date of determination, the volume-weighted average closing price of the Vireo Shares on the CSE (and in such case translated into U.S. dollars using the daily average exchange rate reported by the Bank of Canada as of such date) for the ten (10) consecutive trading days ending on the date immediately prior to such date of determination or, if the Vireo Shares are not listed on the CSE, then on such other stock exchange or over-the-counter market on which the Vireo Shares are then listed; provided that, if there is no market for the Vireo Shares, then the Vireo Market Price in respect of the Vireo Shares shall be determined by a nationally recognized and reputable investment banking, accounting or valuation firm jointly selected by Vireo and the Seller Designee, with each of Vireo and the Seller Designee being responsible for 50% of the fees and expenses payable to such firm.

10.            Miscellaneous.

(a)            Expenses. Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Warrant and the transactions contemplated hereby (including the exercise of this Warrant) shall be paid by the party incurring such costs and expenses.

(b)            Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission and copy by other method of notice provided by this Section 10(b)) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10(b)):

If to Seller Designee:	Good Dog Holdings LLC
2 East 70th St.
New York, NY 10021
Attention: [***]
Email: [***]

with a copy to (which shall not constitute notice):

Baker Botts L.L.P.
30 Rockefeller Plaza
New York, NY 10112
Attention: Lee D. Charles
Email: [***]

If to Vireo:	Vireo Growth Inc.
209 South 9th St.
Minneapolis, Minnesota 55402
Attention: Sean Apfelbaum, General Counsel
Email: [***]

with a copy to (which shall not constitute notice):

Eversheds Sutherland (US) LLP
227 W. Monroe St., Suite 6000
Chicago, IL 60606
Attention: Craig T. Alcorn
e-mail: [***]

(c)            Interpretation. For purposes of this Warrant, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Warrant as a whole. Unless the context otherwise requires, references herein: (x) to Sections mean the Sections of this Warrant; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Warrant shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

(d)            Headings. The headings in this Warrant are for reference only and shall not affect the interpretation of this Warrant.

(e)            Severability. If any term or provision of this Warrant is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Warrant or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Warrant so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(f)            Entire Agreement. This Warrant constitutes the sole and entire agreement of the parties to this Warrant with respect to the subject matter contained herein and therein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

(g)            Successors and Assigns. This Warrant shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither party may assign its rights or obligations hereunder without the prior written consent of the other party, and any attempted assignment without such consent shall be void; provided, that Seller Designee shall be permitted to assign this Warrant, without the consent of Vireo, to (i) Scotts or a controlled subsidiary thereof, (ii) Hagedorn Partnership, L.P. or a controlled subsidiary thereof, or (iii) any affiliate of the Seller Designee, provided in each such case that (A) the Seller Designee agrees in writing with the assignee to assign such rights and related obligations under this Warrant, and for the assignee to assume such obligations, and a copy of such agreement is furnished to Vireo at least five calendar days prior to such assignment, (B) Vireo is, within a reasonable time (not to exceed ten calendar days) after such notice, furnished with written notice of the name and address of such transferee or assignee, (C) at or before the time Vireo received the written notice contemplated by clause (B) of this sentence, the assignee agrees in writing with Vireo to be bound by all of the provisions contained herein and (D) the assignee is an “accredited investor,” as that term is defined in Rule 501(a) of Regulation D under the Securities Act, and executes and delivers any certificates or other documentation required by Vireo evidencing this fact to Vireo.

(h)            No Third-party Beneficiaries. This Warrant is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Warrant.

(i)            Amendment and Modification; Waiver. This Warrant may only be amended, modified or supplemented by an agreement in writing signed by Seller Designee and Vireo. Any failure of Vireo, on the one hand, or Seller Designee, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by Seller Designee (with respect to any failure by Vireo), or by Vireo (with respect to any failure by Seller Designee), respectively, only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

(j)            Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

(i)            This Warrant shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

(ii)            ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS WARRANT, THE ANCILLARY AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MUST BE INSTITUTED IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE (OR, SOLELY TO THE EXTENT THAT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE), AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(iii)            EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS WARRANT OR THE ANCILLARY AGREEMENTS IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS WARRANT, THE ANCILLARY AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS WARRANT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS WARRANT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10(J).

(k)            Specific Performance. The parties agree that irreparable damage would occur if any provision of this Warrant were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity, in each case without the necessity of posting any bond or similar requirement in respect thereof (which each party hereby waives).

(l)            Counterparts. This Warrant may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Warrant delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Warrant.

(m)            Federal Cannabis Laws. THE PARTIES AGREE AND ACKNOWLEDGE THAT NO PARTY MAKES, WILL MAKE OR SHALL BE DEEMED TO MAKE OR HAVE MADE ANY REPRESENTATION OR WARRANTY OF ANY KIND REGARDING THE COMPLIANCE OF THIS WARRANT WITH ANY FEDERAL CANNABIS LAWS. NO PARTY SHALL HAVE ANY RIGHT OF RESCISSION OR AMENDMENT ARISING OUT OF OR RELATING TO ANY NON-COMPLIANCE WITH FEDERAL CANNABIS LAWS UNLESS SUCH NON-COMPLIANCE ALSO CONSTITUTES A VIOLATION OF APPLICABLE CANADIAN OR STATE LAW.

[Remainder of Page Intentionally Left Blank. Signature Pages Follow.]

IN WITNESS WHEREOF, Seller Designee and Vireo have executed this Warrant as of the date first above written.

VIREO:

Vireo Growth Inc.

By:	/s/ John Mazarakis
Name: John Mazarakis
Title: Chief Executive Officer

SELLER DESIGNEE:

Good Dog Holdings LLC

By:	/s/ Stefan M. Selig
Name: Stefan M. Selig
Title: Sole Member

[Signature Page to Warrant]

Exhibit A

NOTICE OF EXERCISE

TO:      Vireo Growth Inc. (“Vireo”)

1.            The undersigned hereby [elects to exercise this Warrant for the purchase of 80,000,000 [subordinate voting shares / insert description of successor shares] in the capital of Vireo (“Warrant Shares”), pursuant to the provisions of Section 3(b)(ii)(A) of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full / elects to exercise this Warrant for the purchase of [___________] [subordinate voting shares / insert description of successor shares] in the capital of Vireo (“Warrant Shares”), pursuant to the provisions of Section 3(b)(ii)(B) of the attached Warrant, and tenders herewith payment of the purchase price for such shares in full].

2.            In exercising this Warrant, the undersigned hereby confirms and acknowledges that the Warrant Shares are being acquired solely for the account of the undersigned and not as a nominee for any other party, and for investment, and that the undersigned will not offer, sell or otherwise dispose of any such Warrant Shares except under circumstances that will not result in a violation of the Securities Act of 1933, as amended, or any applicable state securities laws. The undersigned reconfirms, as of the date of this Notice of Exercise, all representations, warranties, acknowledgements and agreements of the Seller Designee made by the Seller Designee in the Designee Certificate originally dated April 8, 2026

(Name)

By:
Name:
Title:
Date: